Exhibit 4.25

Sixth Amendment Agreement to Revolving Credit Facility Agreement

Tokyo Lifestyle Co., Ltd. (formerly known as Yoshitsu Co., Ltd., which changed its trade name as of October 31, 2024; hereinafter referred to as the “Borrower”),
Mei Kanayama, in his capacity as Guarantor (hereinafter referred to as the “Guarantor”),
MUFG Bank, Ltd., Mizuho Bank, Ltd., Resona Bank, Limited, Sumitomo Mitsui Banking Corporation, The Iyo Bank, Ltd., The Chiba Bank, Ltd., Tokyo Star Bank, Ltd., Sumitomo Mitsui Trust Bank, Limited, The Ashikaga Bank, Ltd., Suruga Bank Ltd., The Kochi Shinkin Bank, The Tokushima Taisho Bank, Ltd., The Towa Bank, Ltd., Kansai Mirai Bank, Limited, The Hachijuni Bank, Ltd., The North Pacific Bank, Ltd., and Toei Shinkin Bank (hereinafter collectively referred to as the “Lenders”),
and
MUFG Bank, Ltd., in its capacity as Agent (hereinafter referred to as the “Agent”),

hereby enter into this Sixth Amendment Agreement to the Revolving Credit Facility Agreement (hereinafter referred to as this “Agreement”) in connection with amendments to the Revolving Credit Facility Agreement dated September 27, 2022, as amended from time to time (hereinafter referred to as the “Original Agreement”), concluded among the Borrower, the Guarantor, all the Lenders, and the Agent.

Unless otherwise defined herein, terms used in this Agreement shall have the meanings ascribed to them in the Original Agreement.

Article 1 – Amendment to the Original Agreement

1. Notwithstanding the provisions of the Original Agreement, all parties to this Agreement agree to amend the terms of the following loans executed under the Original Agreement (hereinafter referred to as the “Subject Loans for Amendment”) as set forth below.

(Subject Loans for Amendment)
Execution Date: August 31, 2023
Loan Amount: JPY 7,850,000,000
Base Loan Term: 1 month
Maturity Date: March 31, 2025

	Before Change	After Change
Due Date for Repayment (Original Contract, Article 1, Item 49)	The due date for repayment of the principal and interest related to this loan shall mean the maturity date; with respect to the commitment fee, it shall mean the date specified in Article 14, Paragraph 1; and with respect to any other monetary amounts, it shall mean the date designated as the due date for payment in accordance with this Agreement.	With respect to the principal, the due date shall mean the interim principal repayment date and the revised maturity date; with respect to the interest, it shall mean the interest payment date; with respect to the commitment fee, it shall mean the date specified in Article 14, Paragraph 1; and with respect to any other monetary amounts, it shall mean the date designated as the due date for payment in accordance with this Agreement.

Maturity Date (Original Contract, Article 1, Item 55)	March 31, 2025 (hereinafter referred to as the “Original Maturity Date”)	March 31, 2026 (hereinafter referred to as the “Revised Maturity Date”)

Interim Principal Repayment Date	No definition provided in the original contract.	The “Interim Principal Repayment Date” shall mean each date stated in the “Repayment Date” column of the repayment schedule attached as an appendix to this Agreement on which the principal amounts indicated in the “Principal Repayment Amount” column are to be repaid (excluding the Revised Maturity Date).

If any such Interim Principal Repayment Date falls on a non-Business Day, the repayment shall be made on the next Business Day; provided, however, that if such next Business Day falls in the following month, the repayment shall be made on the preceding Business Day.

2. Notwithstanding the provisions of Article 10 of the Original Agreement, the Borrower shall repay the principal of the Loan Subject to Amendment in installments on each Interim Principal Repayment Date and the Revised Maturity Date, in accordance with the repayment schedule attached as an appendix to this Agreement.

The amount of the principal of the Loan Subject to Amendment to be repaid to each Lender on the Revised Maturity Date shall be the outstanding balance of such principal held by the respective Lender as of the Revised Maturity Date.

3. Notwithstanding the provisions of Article 12 of the Original Agreement, the provisions concerning the prepayment of the Loan Subject to Amendment shall apply by replacing Article 12 of the Original Agreement with the following.

(1) The Borrower shall not prepay all or any part of the principal of the Loan Subject to Amendment before any Interim Principal Repayment Date or the Maturity Date (hereinafter referred to as “Prepayment” in this Article). However, this shall not apply if the Borrower has obtained prior consent from all Lenders who executed the Loan Subject to Amendment, as well as the Agent, in accordance with the provisions of Article 9 or the procedures set forth in the following paragraph.

(2) If the Borrower wishes to make a Prepayment, the Borrower must notify the Agent at least 15 Business Days prior to the desired Prepayment Date (hereinafter referred to as the “Prepayment Desired Date”) and provide the following information:

(i) the execution date, repayment date, and principal amount of the Loan Subject to Amendment for which Prepayment is desired;

(ii) the principal amount to be prepaid (such amount must be either the full outstanding principal of the Loan Subject to Amendment or an amount of at least 10 million yen, in multiples of 1 million yen; if the principal amount to be prepaid is less than the full outstanding principal of the Loan Subject to Amendment, the amount shall be prorated to each Lender based on the proportion of the outstanding principal balance of the Loan Subject to Amendment held by the respective Lender);

(iii) the Borrower’s agreement to pay in full the interest accrued up to and including the Prepayment Desired Date (hereinafter referred to as “Accrued Interest”) along with the Prepayment principal on the same day; and

(iv) notification of the Prepayment Desired Date to the Agent.
Upon receiving this notice from the Borrower, the Agent shall immediately notify the relevant Lender(s) of the contents of items (i) through (iv) above. The relevant Lender(s) shall notify the Agent of their consent or refusal to the Prepayment by no later than 10 Business Days before the Prepayment Desired Date. If the Agent does not receive such notice from any Lender by the deadline, that Lender shall be deemed to have refused the Prepayment. The Agent shall determine whether the Prepayment is acceptable by no later than 8 Business Days before the Prepayment Desired Date and notify the Borrower, the Guarantor, and the relevant Lender(s) of its decision.

(3) If the Prepayment is accepted in accordance with the previous paragraph, the relevant Lender(s) shall notify the Borrower, the Guarantor, and the Agent of the settlement amount for the Prepayment no later than 2 Business Days before the Prepayment Desired Date. The Borrower shall pay the total amount of the principal of the Loan Subject to Amendment to be prepaid, together with the Accrued Interest and the settlement amount, on the Prepayment Desired Date.

(4) If part of the principal of the Loan Subject to Amendment is prepaid in accordance with the provisions of this Article, the amount of the principal to be repaid to the Lenders on each Interim Principal Repayment Date and the Revised Maturity Date as stated in the repayment schedule attached as an appendix to this Agreement shall be reduced by applying the prepayment first to the principal with the latest repayment due date.

4. Article 1, Item 63 of the Original Agreement

(Before Change)
63. Second Phase	This refers to the period from the first day of the month following the month in which the accounts receivable turnover period is achieved, until March 31, 2025.
(After Change)
63. Second Phase	This refers to the period from the first day of the month following the month in which the accounts receivable turnover period is achieved, until March 31, 2026.

5. Article 21, Paragraph 1, Item 1(r) of the Original Agreement

(Before Amendment)

(r) Compliance Status Report on Maintaining Accounts Receivable Balance (Actual) at Planned Levels

A written report, prepared in the format of Appendix 5 to this Agreement, shall be submitted to all Lenders and the Agent by the end of the month following each of the following reference dates: June 30, 2024, September 30, 2024, and December 31, 2024. This report will detail compliance with the matters specified in Item 7 of this Article as of each reference date. If the end of the month falls on a non-business day, the report must be submitted by the next business day.

(After Amendment)

(r) Compliance Status Report on Maintaining Accounts Receivable Balance (Actual) at Planned Levels

A written report, prepared in the format of Appendix 5 to this Agreement, shall be submitted to all Lenders and the Agent by the end of the month following each of the following reference dates: March 31, June 30, September 30, and December 31 from June 2024 to December 2025. This report will detail compliance with the matters specified in Item 7 of this Article as of each reference date. If the end of the month falls on a non-business day, the report must be submitted by the next business day.

6. Article 21, Paragraph 1, Item 7(b) of the Original Agreement

(Before Amendment)
(b) If the end of September 2024 and December 2024 are included in the First Phase, the Borrower shall maintain the accounts receivable balance (actual) at or below ¥14,730 million as of September 30, 2024, and at or below ¥15,591 million as of December 31, 2024. If the end of September 2024 and December 2024 are included in the Second Phase, the Borrower shall maintain the accounts receivable balance (actual) as of each of those dates at or below the amount calculated by multiplying the average six-month sales as of such date by 5.5 and adding ¥500 million.

(After Amendment)
(b) If the end of each of March, June, September, and December from September 2024 to December 2025 is included in the First Phase, the Borrower shall maintain the accounts receivable balance (actual) at or below the following amounts:

●	¥14,730 million as of September 30, 2024,

●	¥15,591 million as of December 31, 2024,

●	¥13,559 million as of March 31, 2025,

●	¥14,900 million as of June 30, 2025,

●	¥15,000 million as of September 30, 2025.

If the end of each of March, June, September, and December from September 2024 to December 2025 is included in the Second Phase, the Borrower shall maintain the accounts receivable balance (actual) as of each of those dates at or below the amount calculated by multiplying the average six-month sales as of such date by 5.5 and adding ¥500 million.

7. The compliance status report on maintaining the accounts receivable balance (actual) at planned levels, as set forth in Appendix 5 of the Original Agreement, shall be amended as per the attached appendix to this Agreement.

8. The parties to this Agreement confirm that the change in the Maturity Date under this Article does not imply an extension of the Commitment Period as defined in the Original Agreement. Furthermore, they confirm that there will be no changes to the Original Agreement’s Guaranteed Principal Determination Date, but the Guarantor will continue to be liable for the guarantee obligations with respect to the Loan Subject to Amendment.

Article 2. Effectiveness of Other Provisions of the Original Agreement
Except as provided in Article 1 of this Agreement, all other provisions of the Original Agreement shall remain in full force and effect.

Article 3. Effective Date of this Agreement
This Agreement shall come into effect on the date of its execution.

Article 4. Guidelines on Management Guarantees
If the Guarantor requests the restructuring of guarantee obligations under the Original Agreement, as amended by this Agreement, in accordance with the “Guidelines on Management Guarantees” published by the Management Guarantee Guidelines Research Group (secretariat: the National Bankers Association and the Japan Chamber of Commerce and Industry) on December 5, 2013 (including any revisions made after the publication), to any Lender or the Agent, all Lenders and the Agent shall make efforts to sincerely respond to such restructuring in accordance with those guidelines.

Appendix

Repayment Schedule

Principal Repayment Date | Principal Repayment Amount

Principal repayment date	Principal repayment amount
End of Apr 2025	¥44,256,900
End of May 2025	¥0
End of Jun 2025	¥53,108,200
End of Jul 2025	¥61,959,600
End of Aug 2025	¥70,810,900
End of Sep 2025	¥79,662,500
End of Oct 2025	¥88,513,800
End of Nov 2025	¥88,513,800
End of Dec 2025	¥88,513,800
End of Jan 2026	¥88,513,800
End of Feb 2026	¥88,513,800
End of Mar 2026	Repayment of the full remaining principal amount

The breakdown of the principal repayment amounts by Lender on each Principal Repayment Date (excluding the Maturity Date) is as follows.

	End of April 2025	End of June 2025	End of July 2025
Mitsubishi UFJ Bank, Ltd.	7,329,300 yen	8,795,200 yen	10,260,500 yen
Mizuho Bank, Ltd.	8,738,600 yen	10,486,300 yen	12,234,100 yen
Resona Bank Co., Ltd.	5,318,700 yen	6,382,400 yen	7,446,200 yen
Sumitomo Mitsui Banking Corporation	4,786,800 yen	5,744,200 yen	6,701,600 yen
Iyo Bank Co., Ltd.	2,659,300 yen	3,191,200 yen	3,723,100 yen
Chiba Bank, Ltd.	2,127,500 yen	2,553,000 yen	2,978,500 yen
Tokyo Star Bank, Ltd.	2,127,500 yen	2,553,000 yen	2,978,500 yen
Sumitomo Mitsui Trust Bank, Ltd.	2,127,500 yen	2,553,000 yen	2,978,500 yen
Ashikaga Bank Co., Ltd.	1,595,600 yen	1,914,700 yen	2,233,900 yen
Suruga Bank Co., Ltd.	1,595,600 yen	1,914,700 yen	2,233,900 yen
Kochi Bank, Ltd.	1,595,600 yen	1,914,700 yen	2,233,900 yen
Tokushima Taisho Bank, Ltd.	1,595,600 yen	1,914,700 yen	2,233,900 yen
Towa Bank, Ltd.	1,063,700 yen	1,276,500 yen	1,489,200 yen
Kansai Mirai Bank, Ltd.	531,900 yen	638,200 yen	744,600 yen
Hachijuni Bank, Ltd.	531,900 yen	638,200 yen	744,600 yen
Kitanihon Bank, Ltd.	265,900 yen	319,100 yen	372,300 yen
Toei Shinkin Bank	265,900 yen	319,100 yen	372,300 yen
total	44,256,900 yen	53,108,200 yen	61,959,600 yen

	End of August 2025	End of September 2025	The last day of each month from October 2025 to February 2026
Mitsubishi UFJ Bank, Ltd.	11,726,300 円	13,192,400 円	14,658,300 円
Mizuho Bank, Ltd.	13,981,800 円	15,729,500 円	17,477,200 円
Resona Bank Co., Ltd.	8,509,900 円	9,573,700 円	10,637,400 円
Sumitomo Mitsui Banking Corporation	7,658,900 円	8,616,300 円	9,573,700 円
Iyo Bank Co., Ltd.	4,255,000 円	4,786,800 円	5,318,700 円
Chiba Bank, Ltd.	3,404,000 円	3,829,500 円	4,255,000 円
Tokyo Star Bank, Ltd.	3,404,000 円	3,829,500 円	4,255,000 円
Sumitomo Mitsui Trust Bank, Ltd.	3,404,000 円	3,829,500 円	4,255,000 円
Ashikaga Bank Co., Ltd.	2,553,000 円	2,872,100 円	3,191,200 円
Suruga Bank Co., Ltd.	2,553,000 円	2,872,100 円	3,191,200 円
Kochi Bank, Ltd.	2,553,000 円	2,872,100 円	3,191,200 円
Tokushima Taisho Bank, Ltd.	2,553,000 円	2,872,100 円	3,191,200 円
Towa Bank, Ltd.	1,702,000 円	1,914,700 円	2,127,500 円
Kansai Mirai Bank, Ltd.	851,000 円	957,400 円	1,063,700 円
Hachijuni Bank, Ltd.	851,000 円	957,400 円	1,063,700 円
Kitanihon Bank, Ltd.	425,500 円	478,700 円	531,900 円
Toei Shinkin Bank	425,500 円	478,700 円	531,900 円
total	70,810,900 円	79,662,500 円	88,513,800 円

Appendix 5 (Compliance Status Report on Maintaining the Accounts Receivable Balance (Actual) at Planned Levels)
Compliance Status Report on Maintaining the Accounts Receivable Balance (Actual) at Planned Levels

Tokyo Lifestyle Co., Ltd.
¥8.15 Billion Revolving Credit Facility Agreement

Pursuant to the provisions of Article 21, Paragraph 1, Item 1(r) of the Revolving Credit Facility Agreement dated September 27, 2022 (as amended from time to time, the “Agreement”), entered into with Tokyo Lifestyle Co., Ltd. (formerly YOSHITSU Co., Ltd., which changed its trade name effective October 31, 2024; prior to such change, referred to as YOSHITSU Co., Ltd., hereinafter the “Borrower”) and with MUFG Bank, Ltd. (hereinafter referred to as the “Agent”) acting as agent, we, as the Borrower, hereby report to the Lenders and the Agent the compliance status with respect to the matters set forth in Item 7 of said paragraph as of the Reporting Reference Date specified in Section 1 below, as follows.

Unless otherwise defined herein, the terms used in this document shall have the meanings ascribed to them in the Agreement.

1. Reporting Reference Date: End of [Month], [Year]

2. In the case where the Reporting Reference Date is March 31, 2025 (report pursuant to Article 21, Paragraph 1, Item 7(b)):
(1) If March 31, 2025 falls within the First Phase

Accounts	Receivable	Balance	(Actual)	Amount: ¥[ ]

as of March 31, 2025

　　　　Condition: Must be equal to or less than ¥13,559 million

(2) If March 31, 2025 falls within the Second Phase

1) Achievement month of accounts receivable turnover

[　　　　 ] month [　　　　　 ] year

2) Balance of accounts receivable as of the end of March 2025 (actual)

[　　　　　 ] Yen

3) Six-month sales average as of the end of March 2025[　　　　　 ] Yen

4) ③ x 5.5 + ¥500 million [　　　　 ] yen

*Condition=2 is must be less than 4 or more

3. In the case where the Reporting Reference Date is June 30, 2025 (report pursuant to Article 21, Paragraph 1, Item 7(b)):

(1) If June 30, 2025 falls within the First Phase

Accounts	Receivable	Balance	(Actual)	Amount: ¥[ ]

as of June 30, 2025

　　　　　　　　　　　　　　Condition: Must be equal to or less than ¥14,900 million

(2) If June 30, 2025 falls within the Second Phase

1) Achievement month of accounts receivable turnover

[　　　　 ] month [　　　　　 ] year

2) Balance of accounts receivable as of the end of June 2025 (actual)

[　　　　　 ] Yen

3) Six-month sales average as of the end of June 2025[　　　　　 ] Yen

4) ③ x 5.5 + ¥500 million [　　　　 ] yen

*Condition=2 is must be less than 4 or more

4. In the case where the Reporting Reference Date is September 30, 2025 (report pursuant to Article 21, Paragraph 1, Item 7(b)):

(1) If September 30, 2025 falls within the First Phase

Accounts Receivable Balance (Actual) as of September 30, 2025	Amount: ¥[ ]

　　　　　　　　　　　　　　Condition: Must be equal to or less than ¥15,000 million

(2) If September 30, 2025 falls within the Second Phase

1) Achievement month of accounts receivable turnover

[　　　　 ] month [　　　　　 ] year

2) Balance of accounts receivable as of the end of September 2025 (actual)

[　　　　　 ] Yen

3) Six-month sales average as of the end of September 2025[　　　　　 ] Yen

4) ③ x 5.5 + ¥500 million [　　　　 ] yen

*Condition=2 is must be less than 4 or more

5. In the case where the Reporting Reference Date is December 31, 2025 (report pursuant to Article 21, Paragraph 1, Item 7(b)):

(1) If December 31, 2025 falls within the First Phase

Accounts Receivable Balance (Actual) as of December 31, 2025	Amount: ¥[ ]

　　　　　　　　　　　　　　Condition: Must be equal to or less than ¥16,600 million

(2) If December 31, 2025 falls within the Second Phase

1) Achievement month of accounts receivable turnover

[　　　　 ] month [　　　　　 ] year

2) Balance of accounts receivable as of the end of December 2025 (actual)

[　　　　　 ] Yen

3) Six-month sales average as of the end of December 2025[　　　　　 ] Yen

4) ③ x 5.5 + ¥500 million [　　　　 ] yen

*Condition=2 is must be less than 4 or more